Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE JUNE ___, 2021.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AND, IN THE CASE OF CLAUSES (C)(I) OR (D) ABOVE, OR IF OTHERWISE REQUIRED BY THE CORPORATION , THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE
5PM (NEW YORK TIME) ON FEBRUARY ___, 2025.

THIS WARRANT IS TRANSFERABLE.

WARRANT CERTIFICATE
NIOCORP DEVELOPMENTS LTD.
FEBRUARY ___, 2021

Warrant Certificate No. LW#12	8,558,000 WARRANTS (the “Warrants”), each Warrant entitling the holder to acquire, subject to adjustment, one Common Share of NioCorp Developments Ltd.

THIS IS TO CERTIFY THAT, for value received, Lind Global Asset Management III, LLC (the “Holder”) is entitled to subscribe for and purchase l fully paid and non-assessable Common Shares (the “Warrant Shares”) of NioCorp Developments Ltd. (the “Corporation”) at a purchase price (the “Exercise Price”) of CDN$0.97 per Warrant Share until 5:00 (New York time) on February __, 2025 (the “Expiry Time”).

The Warrants are exercisable at any time and from time to time after the date of this Warrant Certificate up to the Expiry Time, in whole or in part, subject, however, to the provisions and upon the terms and conditions hereinafter set out.

All references herein to dollar amounts are to the lawful money of Canada, unless specified otherwise.

1.	Interpretation

In this Warrant Certificate, unless the context otherwise requires, the following expressions have the following meanings:

(a)	“Business Day” means any day of the year (i) other than a Saturday, Sunday or a statutory holiday in New York, New York, Vancouver, British Columbia or Toronto, Ontario, and (ii) on which the Exchange is open for business;

(b)	“Common Shares” means common shares in the share capital of the Corporation;

(c)	“Current Market Price” means on any given date the volume weighted average trading price on the Exchange (or, if the Common Shares are not listed and posted for trading on the Exchange, such other stock exchange or over-the-counter market on which the Common Shares may be listed or quoted) for the 20 Trading Days ending three Trading Days prior to the relevant date;

(d)	“Exchange” means the Toronto Stock Exchange or such other stock exchange on which the Common Shares are listed or quoted;

(e)	“Trading Day” means a day on which not less than a board lot of Common Shares has traded on the Exchange;

(f)	“U.S. Person” means a “U.S. person” as such term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

(g)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(h)	“VWAP” means the volume weighted average trading price of the Common Shares on the Exchange over the relevant time period; and

(i)	“Warrant Certificate” means this certificate representing the Warrants.

2.	Exercise of Warrants.

(a)	The Warrants may be exercised in whole or in part from time to time in the sole discretion of the Holder by delivery to the Corporation at its principal office in Colorado of a written notice of exercise in the form attached as Schedule A hereto prior to the Expiry Time specifying the number of Warrant Shares with respect to which the Warrants are then being exercised and accompanied by payment in full of the purchase price for the Warrant Shares then being purchased and the original copy of this Warrant Certificate. In the event that the Holder subscribes for and purchases less than the full number of Warrant Shares entitled to be subscribed for and purchased under this Warrant Certificate prior to the Expiry Time, the Corporation shall issue a new certificate to the Holder in the same form as this Warrant Certificate with appropriate changes, such certificate to be delivered by courier to the Holder concurrently with the delivery by courier to the Holder of the certificates representing the Warrant Shares acquired on exercise.

(b)	Upon due exercise of the Warrants by the Holder, the Warrant Shares so subscribed for shall be deemed to have been issued as fully paid and non-assessable shares and the person to whom such Warrant Shares are to be issued shall be deemed to have become the holder of record of such Warrant Shares on the date of exercise unless the transfer books of the Corporation shall be closed on such date, in which case the Warrant Shares so subscribed for shall be deemed to have been issued and such person shall be deemed to have become the holder of record of such Warrant Shares on the date on which such transfer books were reopened and such Warrant Shares shall be issued at the Exercise Price in effect on the date of exercise.

(c)	Notwithstanding the partial exercise of the Warrants by the Holder, the Warrants may be exercised at any time (and from time to time) prior to the Expiry Time for all or any part of the Warrant Shares which, prior to such time, have not been issued to the Holder. The Holder will be deemed to have represented and warranted its compliance with the re-sale and transfer restrictions set forth in Section 19(b) below upon the exercise of any Warrants in the United States or to, or for the account or benefit of, any U.S. Person.

(d)	When the transfer books of the Corporation have been opened for three (3) Business Days after the due exercise or partial exercise of the Warrants, the Corporation shall use its reasonable best efforts to cause a certificate evidencing the number of Warrant Shares so subscribed for to be delivered by courier to the person in whose name such Warrant Shares are to be issued (as specified in the notice of exercise) at the address specified in the notice of exercise, within five (5) Business Days thereafter or shall cause the Warrant Shares to be entered into a direct registration or other electronic book-entry system if no certificates are issued, provided that, if no certificates are issued, such Warrant Shares may be issued with a restricted CUSIP.

(e)	The Warrants and the Warrant Shares have not been registered under the U.S. Securities Act. The Warrants may not be exercised within the United States or by or on behalf of a U.S. Person unless registered or exempt from the registration requirements thereunder.

(f)	Subject to the terms hereof, this Warrant Certificate may be transferred, subject to the terms set forth in the Transfer Form attached hereto. No transfer of this Warrant Certificate shall be effective unless this Warrant Certificate is accompanied by a duly executed Transfer Form or other instrument of transfer in such form as the Corporation may from time to time prescribe, together with such evidence of the genuineness of each endorsement, execution and authorization and of other matters as may be required by the Corporation, and delivered to the Corporation. No transfer of this Warrant Certificate shall be made if, in the opinion of counsel to the Corporation, such transfer would result in the violation of any applicable securities laws. Subject to the foregoing, the Corporation shall issue and mail, as soon as practicable, and in any event within five (5) Business Days of the receipt by the Corporation of this Warrant Certificate and the Transfer Form, a new Warrant Certificate (with or without legends as determined by the Corporation) registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed.

(g)	In the event that an exercise of Warrants would result in the Holder becoming an “Insider” (as defined in the TSX Company Manual) of the Corporation, such exercise of Warrants will be postponed and will not be effective until the TSX has approved a personal information form, or waived the requirement therefor, in respect of the Holder. In addition, in the event that an exercise of Warrants would “materially affect control” (as defined in the TSX Company Manual) of the Corporation, such exercise of Warrants will be postponed and will not be effective until the parties comply with any requirements under the TSX Company Manual, if any.

3.	Rights of Holder Before Exercise of Warrants

The Holder shall not have any rights whatsoever as a shareholder in respect of the Warrant Shares until the Warrants are exercised, in whole or in part, and payment for the Warrant Shares thereby purchased has been made.

4.	Adjustments to Number or Kind of Securities Issuable on Exercise

(a)	If, at any time prior to the Expiry Time, there occurs:

(i)	a reclassification or redesignation of the Common Shares or any other capital reorganization other than a Common Share Reorganization (as defined below); or

(ii)	a consolidation, merger or amalgamation of the Corporation with or into any other corporation or entity or an arrangement with any other corporation or entity which results in the cancellation, reclassification or redesignation of the Common Shares or a change or conversion of the Common Shares into other shares or securities or the holders of the Common Shares becoming entitled to receive shares or other securities of the other corporation or entity, or the transfer of all or substantially all of the assets of the Corporation to another corporation or entity or the Corporation being controlled (within the meaning of the Income Tax Act (Canada)) by another corporation or entity;

(any such event being herein called a “Capital Reorganization”), then, immediately upon the effective time of such Capital Reorganization and at all times thereafter, a Holder who exercises its right to subscribe for Warrant Shares shall be entitled to be issued and receive and shall accept for the same aggregate consideration, upon such exercise, in lieu of the number of Warrant Shares to which it was theretofore entitled upon exercise of the Warrants, the kind and aggregate number of shares or other securities or property of the Corporation or of the corporation or other entity resulting from such Capital Reorganization or any other corporation that the Holder would have been entitled to be issued and receive upon such Capital Reorganization if, immediately prior to the effective time thereof, it had been the registered holder of the number of Warrant Shares to which it was theretofore entitled upon exercise of the Warrants.

(b)	If necessary as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this section with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth in this section shall thereafter correspondingly be made applicable as nearly as may reasonably be practicable in relation to any shares or other securities or property thereafter issuable and deliverable upon the exercise of the Warrants.

(c)	If at any time after the date hereof and prior to the Expiry Time any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 5(a), then the number of Warrant Shares issuable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Warrant Shares issuable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment or readjustment of the Exercise Price.

5.	Adjustment of Exercise Price

(a)	If, at any time prior to the Expiry Time, the Corporation shall:

(i)	subdivide the outstanding Common Shares into a greater number of shares;

(ii)	consolidate the outstanding Common Shares into a lesser number of shares; or

(iii)	make a distribution (other than a distribution referred to in subsections 4(b) or 4(c) of this Warrant Certificate) to the holders of all or substantially all of the Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(any such event being herein called a “Common Share Reorganization”), then the Exercise Price shall be adjusted, effective immediately after the effective date or record date at which holders of Common Shares are determined for the purposes of the Common Share Reorganization, by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction of which:

A.	the numerator shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization; and

B.	the denominator shall be the number of Common Shares outstanding immediately after giving effect to such Common Shares Reorganization, including, without limitation, in the case of a distribution of securities exchangeable for or convertible into Common Shares, the number of Common Shares that would have been outstanding if such securities had been exchanged for or converted into Common Shares on such date.

To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection (a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable pursuant to such exchangeable or convertible securities after such expiration.

(b)	If, at any time prior to the Expiry Time, the Corporation shall fix a record date for the issue to the holders of all or substantially all of the Common Shares of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (which period is herein called the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or, in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) of less than 95% of the Current Market Price of the Common Shares on such record date (any such event being herein called a “Rights Offering”), the Exercise Price shall be adjusted, effective immediately after the record date, to a price determined by multiplying the Exercise Price in effect on such date by a fraction of which:

(i)	the numerator shall be the aggregate of:

(A)	the number of Common Shares outstanding on the record date for the Rights Offering; and

(B)	the number determined by dividing:

(I)	either

(x)	the product of the number of Common Shares offered for issue during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered; or

(y)	the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering are exchangeable or convertible;

as the case may be, by;

(II)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to such Rights Offering (or the number of Common Shares into which the securities so offered may be exchanged or converted).

If by the terms of the rights, options or warrants referred to in this subsection (b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection (b) as a result of the fixing by the Corporation of a record date or the distribution of rights, options or warrants referred to in this subsection (b), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration.

(c)	If, at any time prior to the Expiry Time, the Corporation shall issue or distribute to the holders of all or substantially all of the Common Shares:

(i)	Common Shares or other securities of the Corporation including, without limitation, rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or any property or asset of the Corporation, (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date), and including, without limitation, evidences of indebtedness, or

(ii)	any property or other assets including, without limitation, cash;

and such issuance or distribution does not constitute a Rights Offering or a Common Share Reorganization (any such issuance or distribution being herein called a “Special Distribution”), then the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution, to a price determined by multiplying the Exercise Price in effect on the record date of the Special Distribution by a fraction of which:

(A)	the numerator shall be the difference between:

(I)	the product of the number of Common Shares outstanding on the record date and the Current Market Price of the Common Shares on the record date; and

(II)	the fair market value to the holders of Common Shares, as determined by the board of directors of the Corporation acting reasonably, of the securities, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution; and

(B)	the denominator shall be the product of the number of Common Shares outstanding on the record date and the Current Market Price of the Common Shares on the record date.

Any Common Shares owned by or held for the account of the Corporation or any subsidiary shall be deemed not to be outstanding for the purpose of such computation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection (c) as a result of the fixing by the Corporation of a record date for the distribution of exchangeable or convertible securities or rights, options or warrants referred to in this subsection (c), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable pursuant to such exchangeable or convertible securities immediately after such expiration.

6.	Adjustment Rules

(a)	Subject to the other provisions of this section 6, any adjustment made pursuant to sections 4 or 5 are cumulative and shall be made successively whenever any event referred to in either of such sections shall occur.

(b)	In any case where an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event:

(i)	issuing to the Holder, by reason of the adjustment required by such event, the additional Warrant Shares issuable upon exercise of the Warrants after such record date and before the occurrence of such event; and

(ii)	delivering to the Holder any distributions declared with respect to such additional Warrant Shares after the exercise of the Warrants and before such event;

provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants and to such distributions declared with respect to any such additional Warrant Shares issuable on the exercise of the Warrants.

(c)	No adjustment in the Exercise Price shall be required unless the adjustment would result in a change of at least 1% in the Exercise Price then in effect and no adjustment shall be made in the number of Warrant Shares issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Warrant Share, provided, however, that any adjustments which, except for the provisions of this subsection (c) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(d)	No adjustment in the Exercise Price or in the number or kind of securities issuable on exercise of the Warrants shall be made in respect of any event described in sections 4 or 5 if the Holder is entitled to participate in such event (subject to TSX acceptance) on the same terms mutatis mutandis as if the Holder had exercised the Warrants prior to or on the effective date or record date, as the case may be, of such event.

(e)	If the Corporation shall set a record date to determine shareholders for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of these Warrants shall be required by reason of the setting of such record date.

(f)	In the absence of a resolution of the directors of the Corporation fixing a record date for a stock dividend or other distribution comprising a Common Share Reorganization, a Rights Offering or a Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the effective date of such event.

(g)	The Corporation will not, whether pursuant to an adjustment under sections 4 and 5 or any other circumstances, be obligated to issue any fraction of a Warrant Share on any exercise or partial exercise of the Warrants. If any fractional interest in a Warrant Share would, except for the provisions of this section 5(g), be issuable upon the exercise or partial exercise of the Warrants, the number of Warrant Shares issuable shall be rounded down to the nearest whole number.

(h)	In the event of any question arising with respect to the adjustments provided for in sections 4 or 5, such question shall conclusively be determined by a firm of reputable chartered accountants appointed by the Corporation, which accountants may be the Corporation’s auditors. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

7.	Proceedings Prior to Action Requiring Adjustment

(a)	As a condition precedent to the taking of any action that would require an adjustment pursuant to sections 4 or 5, the Corporation shall take or cause to be taken all such action as, in the opinion of counsel of the Corporation, may be necessary in order that the Holder shall be entitled to receive, upon exercise of the Warrants, the shares or other securities or property provided for under the provisions hereof.

(b)	Adjustments to the Exercise Price or the number of Warrant Shares purchasable pursuant to this Warrant Certificate may be subject to the prior approval of the Exchange.

8.	Notice

At least twenty-one days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant Certificate, including the Exercise Price and the number of Warrant Shares that are purchasable under this Warrant Certificate, the Corporation will deliver to the Holder, at the Holder’s registered address, a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment has been given that is not then determinable, the Corporation will promptly after such adjustment is determinable deliver to the Holder, at the Holder’s registered address, a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Warrant Shares will be open, and that the Corporation will not take any action that might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such twenty-one day period.

9.	Replacement

Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant Certificate).

10.	Covenants

The Corporation covenants with the Holder that so long as any obligations of the Corporation under this Warrant Certificate remain outstanding:

(a)	it will use its reasonable best efforts to at all times maintain its existence; will carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, and will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice, subject to the completion of a Capital Reorganization in accordance with subsection 10(g) below;

(b)	it will cause the certificates evidencing the Warrant Shares, from time to time, subscribed and paid for, upon the exercise of the Warrants, to be duly issued and delivered in accordance with the conditions hereof or cause such Warrant Shares to be entered into a direct registration or other electronic book-entry system if no certificates are issued, provided that, if no certificates are issued, such Warrant Shares may be issued with a restricted CUSIP;

(c)	all Warrant Shares which shall be issued upon exercise of the Warrants and payment of the Exercise Price shall be fully paid and non-assessable shares;

(d)	it will reserve and keep available a sufficient number of Warrant Shares for the purpose of enabling it to satisfy its obligation to issue Warrant Shares upon the exercise of the Warrants;

(e)	it will maintain the listing of the Common Shares on the Exchange and the status of the Corporation as a reporting issuer not in default and otherwise remain in full compliance with the periodic reporting and other substantive requirements under the securities legislation of each of the provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick until the Expiry Time unless the Corporation shall become merged into, or amalgamated with, or otherwise acquired by, another issuer and the shareholders of the Corporation shall receive cash from or publicly traded shares of such other issuer;

(f)	except as required by law, it will not close its transfer books or take any other action which might deprive the Holder of the opportunity of exercising its right to subscribe for Warrant Shares pursuant to the Warrant during the period of twenty-one days after the giving of a notice required by section 8 or unduly restrict such opportunity;

(g)	it shall not complete or facilitate a Capital Reorganisation if the effect of such Capital Reorganisation is that:

(i)	all or substantially all of its assets become the property of, or are under the control of, or it is controlled (within the meaning of the Income Tax Act (Canada)) by, any other person (an “Acquiring Person”); and

(ii)	holders of Common Shares receive any other security in replacement of, or in addition to, their Common Shares;

unless, at or prior to or contemporaneously with the effective time of such Capital Reorganisation, the Corporation and the Acquiring Person shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(iii)	the Acquiring Person will have assumed all the covenants and obligations of the Corporation under this Warrant Certificate, and

(iv)	the Warrant and the terms set forth in this Warrant Certificate will be a valid and binding obligation of the Acquiring Person entitling the Holder, as against the Acquiring Person, to all the rights of the Holder under this Warrant Certificate.

The Acquiring Person shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the Acquiring Person.

(h)	generally it will well and truly perform and carry out all of the acts or things to be done by it as provided by this Warrant Certificate.

11.	Representations and Warranties

The Corporation represents and warrants to the Holder that:

(a)	it has obtained all required corporate authorization for creation and issue of the Warrants and the performance of its obligations in connection with the Warrants and has provided for the issuance, subject only to receipt by the Corporation of the Exercise Price, of the Warrant Shares which Warrant Shares, when issued, will be issued as fully paid and non-assessable shares;

(b)	it has obtained all regulatory approvals (including, without limitation, the approvals of the Exchange) necessary or desirable for the issuance of the Warrants, the Warrant Shares to the Holder and the Warrant Shares, when issued, will be listed and posted for trading on the Exchange;

(c)	it is a “reporting issuer” not in default under the applicable securities legislation of the provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick;

(d)	the execution, delivery and performance by the Corporation of this Warrant Certificate will not violate any provision of the constating documents of the Corporation or any material contract to which the Corporation is a party or by which the Corporation is bound, nor will it create an event of default thereunder; and

(e)	this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

12.	Time of the Essence

Time shall be of the essence of this Warrant Certificate.

13.	Governing Law

This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Holder irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

14.	Headings

The division of this Warrant Certificate into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Warrant Certificate. The section headings in this Warrant Certificate are not intended to be full or accurate descriptions of the text to which they refer and shall not be considered part of this Warrant Certificate.

15.	Number and Gender

In this Warrant Certificate, words (including, without limitation, defined terms) in the singular include the plural and vice-versa and words in one gender include all genders.

16.	Invalidity

If any provision of this Warrant Certificate is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed herefrom, and the remaining provisions of this Warrant Certificate shall not be affected thereby and shall remain valid and enforceable.

17.	Amendment

This Warrant Certificate may only be amended, supplemented or otherwise modified by a written agreement signed by the Corporation and the Holder.

18.	Further Assurances

The Corporation shall do such acts and shall execute such documents and will cause the doing of acts and will cause the execution of such further documents as are within its power in order to give full effect to the provisions of this Warrant Certificate.

19.	Hold Periods, Legends and Re-sale Restrictions

(a)	If any of the Warrants are exercised prior to JUNE ___, 2021 the certificates representing the Warrant Shares to be issued pursuant to such exercise shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JUNE ___, 2021.” [NOTE: TO INSERT THE DATE THAT IS 4 MONTHS AND ONE DAY FROM THE DATE OF ISSUANCE OF THE WARRANTS, E.G. THE STATUTORY HOLD PERIOD IN CANADA].

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

The Holder understands and acknowledges that, until such time as the Warrant Shares are no longer restricted securities pursuant to Rule 144(a)(3) under the U.S. Securities Act, the Warrant Shares may not be offered or sold or otherwise transferred, directly or indirectly, in the United States or to, or for the account or benefit of a U.S. Person, and it will not deposit any of the Warrant Shares with Cede & Co. or any successor thereto, nor will it transfer or sell any Warrant Shares over the facilities of the OTC Markets Group, Inc. including the OTCQX International and it will also cause any nominee holding the Warrant Shares on its behalf to comply with the foregoing re-sale and transfer restrictions. In addition, if the Warrants are exercised in the United States or by or on behalf of a U.S. Person, the Holder exercising such Warrants will be deemed to have represented to the Corporation that the Holder has implemented appropriate internal controls and procedures to ensure that the Warrant Shares shall be properly identified in its records as restricted securities under the U.S. Securities Act that are subject to the re-sale and transfer restrictions set forth herein notwithstanding the absence of a U.S. restrictive legend or a definitive physical certificate, as contemplated by the parties and in reliance on the foregoing representation of the Holder.

20.	Successors and Assignment

Subject to compliance with all applicable securities legislation and the approval of the Exchange (if required in the circumstances), this Warrant Certificate and the rights evidenced by this Warrant Certificate may be transferred or assigned at the discretion of the Holder.

This Warrant Certificate shall enure to the benefit of and be binding upon the Corporation, the Holder and their successors. Reference in this Warrant Certificate to a “successor” of any body corporate shall be construed so as to include, but not limited to:

(a)	any amalgamated or other corporation of which such body corporate or any of its successors is one of the amalgamating or merging corporations;

(b)	any corporation resulting from any court approved arrangement of which such body corporate or any of its successors is a party;

(c)	any corporation resulting from the continuance of such body corporate or any successor of it under the laws of another jurisdiction of incorporation; and

(d)	any successor (determined as aforesaid or in any similar or comparable procedure under the laws of any other jurisdiction) of any corporation referred to in clause (a), (b) or (c).

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed by its duly authorized officer.

NIOCORP DEVELOPMENTS LTD.

Per:
Neal S. Shah Chief Financial Officer

SCHEDULE “A”

WARRANT EXERCISE FORM

TO: NIOCORP DEVELOPMENTS LTD. (the “Corporation”)

In accordance with the provisions of a warrant certificate dated l between the undersigned and the Corporation (the “Warrant Certificate”), the undersigned hereby exercises the Warrants, as indicated below:

# of Warrant Shares Purchased	Exercise Price/Share	Total Price
	CDN$	CDN$

In connection with the exercise of the Warrant Certificate, the undersigned represents as follows: (Please check the ONE box applicable):

☐           1.        The undersigned hereby certifies that (i) at the time of exercise, it is not a U.S. Person and did not execute this Warrant Exercise Form while within the United States; (ii) it is not exercising any of the Warrants represented by the Warrant Certificate by or on behalf of any U.S. Person or any person who is within the United States; (iii) no “directed selling efforts” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) have been engaged in by the undersigned or on the undersigned’s behalf; and (iv) has in all other respects complied with the terms of an Off-Shore Transaction in compliance with Regulation S under the U.S. Securities Act.

☐            2.       The undersigned holder (i) acquired the Warrants as a part of a private placement offering in the United States; (ii) is exercising the Warrants solely for its own account or for the benefit of a U.S. Person or a person in the United States for whose account such holder acquired the Warrants in the private placement offering and for whose account such holders exercises sole investment discretion; (iii) was and is, and any beneficial purchaser for whose account such holder acquired the Warrant and is exercising the Warrants was and is, an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act both on the date the Warrants were purchased and on the date hereof; and (iv) the representations and warranties made by the holder or any beneficial purchaser, as the case may be, to the Corporation in connection with the acquisition of the Warrants pursuant to the private placement remain true and correct on the date hereof.

☐            3.       The undersigned is delivering a written opinion of U.S. counsel to the effect that the Warrant Shares to be delivered upon exercise hereof have been registered under the U.S. Securities Act or are exempt from registration thereunder.

Notes:

1.       Warrant Shares will not be registered or delivered to an address in the United States unless Box 2 or 3 above is checked and the undersigned, upon exercise, will be deemed to have represented and warranted that it will comply with the re-sale and transfer restrictions set forth in Section 19(b) of the Warrant Certificate.

2.       If Box 3 above is checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Corporation.

3.       The terms “United States”, “U.S. Person” and “Off-Shore Transaction” have the meaning ascribed thereto pursuant to Regulation S under the U.S. Securities Act.

To pay for that portion of the Warrants being exercised, the undersigned encloses a certified cheque or bank draft in Canadian currency made payable to the Corporation in the amount of CDN$ .

The undersigned hereby directs that the Warrant Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF WARRANT SHARES

The certificate(s) issued representing the Warrant Shares or related entry into a direct registration or other electronic book-entry system to which the undersigned is entitled following this exercise is to be in the name indicated below and, if issued, certificate(s) are to be forwarded to the undersigned at the address set forth below:

Name:
Address:

If the Warrant Exercise Form indicates that Warrant Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature on this Warrant Exercise Form must be guaranteed by a Canadian chartered bank, or eligible guarantor institution with membership in an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

Dated this __________________________ day of _________________, 20___

Medallion Signature Guarantee Stamp of Holder	Signature of Holder

Witness	Signature of Holder

Name of Holder

Name of Authorized Representative

Address of Holder

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned (the “Transferor”) hereby sells, assigns and transfers unto ________________________________, (the “Transferee”) (include name and address of the transferee) ____________________ (number of Warrants) Warrants exercisable for common shares of NioCorp Developments Ltd. (the “Corporation”) registered in the name of the undersigned on the register of the Corporation maintained therefor, and hereby irrevocably appoints the Corporate Secretary of the Corporation as the attorney of the undersigned to transfer the said securities on the books maintained by the Corporation with full power of substitution.

Capitalized terms not defined herein have the meaning set out in the attached Warrant Certificate dated February ___, 2021 (the “Warrant Certificate”).

DATED this _______ day of ___________________, 20___.

Medallion Signature Guarantee Stamp of Holder	Signature of Transferor

Name of Transferor

Name of Authorized Representative

Address of Holder

THE UNDERSIGNED HERBY CERTIFIES AND DECLARES that the Warrants are not being offered, sold, pledged or transferred to, or for the account or benefit of, a “U.S. person” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or a person within the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available, and an opinion of counsel confirming same, in form and substance acceptable to the Corporation and its counsel, or such other evidence as the Corporation may require, has been delivered to the Corporation. The undersigned Transferor understands and agrees that it shall bear all costs associated with (i) obtaining any legal opinion tendered to the Corporation and (ii) the issuance of any new Warrant Certificate and any applicable transfer fees thereto, in connection with the transfer of Warrants in the United States or to, or for the account or benefit of, U.S. Persons (as such term is defined in Regulation S under the U.S. Securities Act) pursuant to an exemption from the registration requirements of the U.S. Securities Act and is encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with such transfer will be satisfactory in form and substance to the Corporation.

It is understood that the Corporation may require additional evidence necessary to verify the foregoing.

DATED this _______ day of ___________________, 20___.

Witness	Signature of Transferee

Name of Transferee

Name of Authorized Representative

Address of Transferee

Note:
The signature of the Transferor must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.